                                                                   Exhibit 10.32

                           SECOND AMENDED AND RESTATED
                             MASTER LEASE AGREEMENT

                                      AMONG

                             HEALTH CARE REIT, INC.

             HCRI NORTH CAROLINA PROPERTIES III, LIMITED PARTNERSHIP

                         HCRI WISCONSIN PROPERTIES, LLC

                          HCRI INDIANA PROPERTIES, LLC

                       HCRI TENNESSEE PROPERTIES, INC. AND

                           HCRI TEXAS PROPERTIES, LTD.

                                       AND

                         ALTERRA HEALTHCARE CORPORATION

                                  APRIL 7, 2006

                               TABLE OF CONTENTS
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                                      (ii)

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                                      (iii)

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   18.2   Requests for Landlord's Consent to Assignment, Sublease or

ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND

                                      (iv)

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EXHIBIT A:  LEGAL DESCRIPTIONS

EXHIBIT B:  PERMITTED EXCEPTIONS

EXHIBIT C:  FACILITY INFORMATION

EXHIBIT D:  LANDLORD'S PERSONAL PROPERTY

EXHIBIT E:  DOCUMENTS TO BE DELIVERED

EXHIBIT F:  TENANT'S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT G:  GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT H:  PENDING LITIGATION

EXHIBIT I:  LIST OF LEASES AND CONTRACTS

                                       (v)

               SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT

     This Second Amended and Restated Master Lease Agreement ("Lease") is made effective as of April 7, 2006 (the "Effective Date") among HEALTH CARE REIT,
INC., a corporation organized under the laws of the State of Delaware ("HCRI"
and a "Landlord" as further defined in ss.1.4 below), HCRI NORTH CAROLINA
PROPERTIES III, LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of North Carolina ("HCRI-NC" and a "Landlord"), HCRI TENNESSEE
PROPERTIES, INC., a corporation organized under the laws of the State of
Delaware ("HCRI-TN" and a "Landlord"), HCRI INDIANA PROPERTIES, LLC, a limited liability company organized under the laws of the State of Indiana ("HCRI-IN"
and a "Landlord"), HCRI WISCONSIN PROPERTIES, LLC, a limited liability company organized under the laws of the State of Wisconsin ("HCRI-WI" and a "Landlord"), and HCRI TEXAS PROPERTIES, LTD., a limited partnership organized under the laws of the State of Texas ("HCRI-TX" and a "Landlord"), each Landlord having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio
43603-1475, and ALTERRA HEALTHCARE CORPORATION, a corporation organized under the laws of the State of Delaware ("Tenant"), having its chief executive office located at 6737 W. Washington Street, Suite 2300, Milwaukee, Wisconsin 53214.

                                 R E C I T A L S

     A. Tenant is the tenant of the Leased Property (defined below) pursuant to a certain Amended and Restated Master Lease Agreement by and between Landlord and Tenant dated July 1, 2001, as amended from time to time ("2001 Lease").

     B. Landlord and Tenant desire to amend certain provisions of the 2001 Lease and do hereby restate the 2001 Lease in its entirety as set forth herein.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

                ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

     1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted
Exceptions and subject to the terms and conditions of this Lease.

     1.2 Indivisible Lease. This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased
Property as one unit and any Event of Default under this Lease is an Event of
Default as to the entire Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the

Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.
The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non-severable nature of this Lease. The parties may amend this Lease from time to time to include one or more additional
Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and non-severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

     1.3 Term. The initial term ("Initial Term") of this Lease commences on the
Effective Date and expires at 12:00 Midnight Eastern Time on March 31, 2017 (the
"Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] that any addition to the
Leased Property pursuant to amendment of this Lease shall extend the Initial
Term so that the Initial Term shall expire on the fifteenth anniversary of the
Amended Commencement Date as set forth in such amendment.

     1.4 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii]
the words "herein", "hereof", and "hereunder" and similar words refer to this
Lease as a whole and not to any particular section.

     "ADA" means the federal statute entitled Americans with Disabilities Act,
42 U.S.C. ss.12101, et seq.

     "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant or Guarantor. "Control"
(and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.
Affiliate also means each Guarantor or Subtenant and SALI Tenant, LLC.

     "Affiliate Facility" means each facility leased by Landlord or any Landlord
Affiliate to any Affiliate, whether now or hereafter existing.

     "Affiliate Lease" means each lease now or hereafter made between Landlord or any Landlord Affiliate and any Affiliate, as amended, modified, extended or renewed from time to time.

     "Allocated Lease Amount" means the portion of the Lease Amount allocated to a specific Facility for certain specified purposes as set forth on the attached
Exhibit C, including any Lease Advance Amount designated by Landlord as allocated to such specific Facility.

     "Amended Commencement Date" means the Commencement Date as amended pursuant to the most recent amendment of this Lease in effect at such time.

                                      -2-

     "Annual Facility Budget" means Tenant's projection of the Facility
Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable).

     "Annual Financial Statements" means [i] for Tenant and Subtenant, an unaudited balance sheet, statement of income, and statement of cash flows for the most recent fiscal year on an individual facility and consolidated basis;
[ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year; and [iii] for each Entity Guarantor, an audited balance sheet and statement of income for the most recent fiscal year.

     "Bankruptcy Code" means the United State Bankruptcy Code set forth in 11
U.S.C. ss.101 et. seq., as amended from time to time.

     "Base Rent" has the meaning set forth in ss.2.1, as increased from time to time pursuant to ss.2.2.

     "Business Day" means any day other than a Saturday, Sunday, or national holiday.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended from time to time.

     "Closing" means the closing of the lease of the Leased Property to Tenant.

     "Collateral" has the meaning set forth in ss.24.1.

     "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the
Effective Date.

     "Commitment" means the Commitment Letter for the Lease dated June 26, 2001.

     "Company Financial Model" means Tenant's projection of its financial statement for the next fiscal year, which shall include the balance sheet, statement of income and statement of cash flow.

     "CPI Index" has the meaning set forth in ss.2.2.

     "Early Option to Purchase" means the exercise of the Option to Purchase provided in ss.13.7.

     "Effective Date" means the date of this Lease as set forth in the first paragraph hereof.

     "Entity Guarantor" means Brookdale Senior Living Inc., a Delaware corporation.

     "Environmental Laws" means all federal, state, and local ecological, wetlands, and other environmental laws and regulations, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous

                                      -3-

Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi]
the Toxic Substances Control Act; and [vii] the Safe Drinking Water Act.

     "Event of Default" has the meaning set forth in ss.8.1.

     "Expiration Date" has the meaning set forth in ss.1.3.

     "Extended Term" has the meaning set forth in ss.12.3(a).

     "Facility" means each facility located on a portion of the Land, including the Facility Property associated with such Facility. References in this Lease to the "Facility" shall mean each Facility individually unless expressly stated
otherwise.

     "Facility Financial Statement" means a financial statement for each
Facility which shall include the statement of income and expense, occupancy census data (including payor mix to the extent presently provided by Affiliates)
and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

     "Facility Name" means the name or names under which a Facility has done business during the Term from time to time. The Facility Name in use by each
Facility on the Effective Date is set forth on the attached Exhibit C.

     "Facility Property" means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable
Facility Name on Exhibit A, the Improvements on such portion of the Land, the
Related Rights with respect to such portion of the Land, and Landlord's Personal
Property with respect to such Facility. References in this Lease to the
"Facility Property" shall mean the entire Facility Property unless expressly stated otherwise.

     "Facility Uses" means the uses relating to the operation of a Facility as a facility of the type and licensed to operate the number of beds and units set forth on Exhibit C with respect to such Facility.

     "Fair Market Value" has the meaning set forth in ss.13.3.

     "Financial Statements" means [i] the annual, quarterly and year to date financial statements of Tenant; and [ii] all operating statements for each
Facility, that were submitted to Landlord prior to the Effective Date.

     "Fixtures" means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Landlord's Personal
Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the
Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are

                                      -4-

hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto. References in this Lease to the "Fixtures" shall mean all Fixtures unless expressly stated
otherwise.

     "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] to the extent applicable, the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective
Facility Uses and certified, if applicable, as a provider under the federal
Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents;
[v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

     "Guarantor" means Entity Guarantor and Subtenant, individually and collectively.

     "Guaranty" means each Unconditional and Continuing Lease Guaranty entered into by a Guarantor to guarantee payment and performance of the Secured
Obligations and any amendments thereto or substitutions or replacements therefor.

     "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any
Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of "hazardous substance", "hazardous material",
"hazardous waste", "toxic substance", "regulated substance", "solid waste", or
"pollutant" as defined in any Environmental Law.

     "HCRI" means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

     "HCRI-IN" means HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana.

     "HCRI-NC" means HCRI North Carolina Properties III, Limited Partnership, a
limited partnership organized under the laws of the State of North Carolina.

     "HCRI-TN" means HCRI Tennessee Properties, Inc., a corporation organized under the laws of the State of Delaware.

     "HCRI-TX" means HCRI Texas Properties, Ltd., a limited partnership organized under the laws of the State of Texas.

     "HCRI-WI" means HCRI Wisconsin Properties, LLC, a limited liability company organized under the laws of the State of Wisconsin.

                                      -5-

     "Impositions" has the meaning set forth in ss.3.2.

     "Improvements" means all buildings, structures, Fixtures and other improvements of every kind on the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon the Land. References in this Lease to the "Improvements"
shall mean all Improvements unless expressly stated otherwise.

     "Indiana Facility" means each Facility located in the State of Indiana.

     "Initial Lease Advance" means $119.873,313.00.

     "Initial Term" has the meaning set forth in ss.1.3.

     "Issuer" means a financial institution satisfactory to Landlord issuing the
Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher (or comparable rating from a comparable rating entity if Lace Financial Service should cease providing such ratings) at all times throughout the Term. Landlord agrees that LaSalle
Bank is an acceptable Issuer as of the Effective Date.

     "Land" means the real property described in Exhibit A attached hereto.
References in this Lease to the "Land" shall mean the entire Land unless expressly stated otherwise.

     "Landlord" means HCRI, HCRI-IN, HCRI-NC, HCRI-TN, HCRI-TX, and HCRI-WI, individually and collectively.

     "Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord.
"Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

     "Landlord's Personal Property" means all Personal Property owned by
Landlord on the Effective Date, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term. References in this Lease to "Landlord's
Personal Property" shall mean all Landlord's Personal Property unless expressly stated otherwise. As of the Effective Date, Landlord's Personal Property
includes all Personal Property located at the Leased Property, except Personal
Property that is leased or financed by Tenant from an entity other than
Landlord.

     "LC Proceeds" has the meaning set forth in ss.20.3.

     "Lease" means this Second Amended and Restated Master Lease Agreement, as amended from time to time.

     "Lease Advance" means [i] the Initial Lease Advance; and [ii] any other advance of funds by Landlord to Tenant pursuant to the terms of this Lease after the Effective Date.

                                      -6-

     "Lease Advance Amount" means the amount of any Lease Advance. The first
Lease Advance Amount is the amount of the Initial Lease Advance on the Effective
Date.

     "Lease Advance Date" means the date on which Landlord makes a Lease
Advance.

     "Lease Amount" is an aggregate concept and means the sum of the Lease
Advance Amounts outstanding at the applicable time. As of the Effective Date, the Lease Amount is $119,873,313.00.

     "Lease Documents" means this Lease and all documents executed by Landlord and Tenant relating to this Lease and the lease of the Facilities pursuant to this Lease.

     "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

     "Lease Rate" means the annual rate used to determine Base Rent for each
Lease Advance. The Lease Rate for the Initial Lease Advance for the Initial Term
is 10.72%. On the Renewal Date, the Lease Rate will be the Renewal Rate.

     "Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

     "Leased Property" means all of the Land, Improvements, Related Rights and
Landlord's Personal Property. References in this Lease to the "Leased Property"
shall mean the entire Leased Property unless expressly stated otherwise.

     "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws, if applicable;
[iii] licensure to operate each Facility in accordance with its respective
Facility Uses; [iv] Medicare and Medicaid certification requirements, if applicable, and if Tenant elects to participate in such programs; [v] the ADA;
[vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs, if applicable and if
Tenant elects to participate in such programs.

     "Letter of Credit" means an irrevocable and transferable Letter of Credit as required under Article 20 hereof, issued by Issuer in favor of Landlord as security for the Lease and in form acceptable to Landlord, and any amendments thereto or replacements or substitutions therefor.

                                      -7-

     "Material Obligation" means [i] any indebtedness secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property
(or any part thereof, including any Personal Property) and any agreement relating thereto that has an outstanding principal balance or obligation in an amount not less than $500,000.00; [ii] any obligation to or agreement with the
Issuer relating to the Letter of Credit; and [iii] any sublease of the Leased
Property.

     "North Carolina Facility" means each Facility located in the State of North
Carolina.

     "Option Price" has the meaning set forth in ss.13.2.

     "Option to Purchase" has the meaning set forth in ss.13.1.

     "Organizational Documents" means [i] for a corporation, its Articles of
Incorporation certified by the Secretary of State of the state of organization, as amended to date, and its Bylaws certified by such entity, as amended to date;
[ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company, its
Articles of Organization certified by the Secretary of State of the state of organization, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

     "Overdue Rate" has the meaning set forth in ss.8.6.

     "Payment Date" means the date on which Landlord makes a Lease Advance.

     "Periodic Financial Statements" means [i] for Tenant and Subtenant, the unaudited balance sheet and statement of income of Tenant and Subtenant for the most recent quarter; [ii] for the Facility, the unaudited Facility Financial
Statement for the most recent month; and [iii] for each Entity Guarantor, an unaudited balance sheet and statement of income of Guarantor for the most recent quarter.

     "Permitted Exceptions" means [i] the exceptions to title set forth on
Exhibit B attached hereto; [ii] any sublease of any portion of the Leased
Property made in complete accordance with Article 18; and [iii] all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Effective Date, expressly excluding, however, such matters arising solely by, through or under Landlord (unless consented to by Tenant).

     "Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant in the ordinary course of business for items not delinquent, including mechanic's liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of Personal
Property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds
$100,000.00.

                                      -8-

     "Personal Property" means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding vehicles, consumable inventory and supplies owned by Tenant) used in connection with the Leased
Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or
Improvements. References in this Lease to the "Personal Property" shall mean all
Personal Property unless expressly stated otherwise.

     "Portfolio Cash Flow" has the meaning set forth in ss.15.7.1.

     "Portfolio Coverage Ratio" has the meaning set forth in ss.15.7.1.

     "Pro Forma Statement" means a financial forecast for each Facility for the next 12-month period prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

     "Purchase Notice" has the meaning set forth in ss.13.1.

     "Receivables" means [i] all of Tenant's or Subtenant's rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant's or Subtenant's rights to receive payment for providing resident care services at the Facility. References in this Lease to the "Receivables" shall mean all Receivables unless expressly stated otherwise.

     "Related Lease" means any lease, now or hereafter existing, between
Landlord or any Landlord Affiliate and Tenant or any Affiliate.

     "Related Rights" means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements, and only with respect to the Facility located in Fayetteville, New York, a certain Lease dated as of September 30, 1997 between Manlius Highbridge Street, LLC and
Manlius Partners, as amended and assigned from time to time.

     "Renewal Date" means the first day of each Renewal Term.

     "Renewal Option" has the meaning set forth in ss.12.1.

     "Renewal Rate" has the meaning set forth in ss.12.2.

     "Renewal Term" has the meaning set forth in ss.12.1.

     "Rent" has the meaning set forth in ss.2.3.

     "Rent Adjustment Date" means July 1, 2006 and each July 1 thereafter.

                                      -9-

     "Rent Schedule" means the schedule issued by Landlord to Tenant showing the
Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord in accordance with the terms of this Lease.

     "SALI Tenant, LLC Lease" means each lease entered into by and between
Landlord or a Landlord Affiliate and SALI Tenant, LLC, a North Carolina limited liability company.

     "Secured Obligations" means all payment and performance obligations of
Tenant under this Lease and all documents executed by Tenant in connection with this Lease.

     "State" means the State in which a respective Facility is located.

     "States" means, collectively, the States in which the Leased Property is located.

     "Subtenant" means Manlius Clare Bridge Operator, Inc., a New York corporation. Each Subtenant will be the licensed operator of its respective
Facility as shown on Exhibit C. References in this Lease to Subtenant shall relate to such Subtenant's Facility unless expressly stated otherwise.

     "Tenant" has the meaning set forth in the introductory paragraph of this
Lease.

     "Tennessee Facility" means each Facility located in the State of Tennessee.

     "Term" means the Initial Term, the Extended Term and each Renewal Term.

     "Texas Facility" means each Facility located in the State of Texas.

     "Underperforming Facilities" shall mean those Facilities that are not meeting performance expectations as initially identified from time to time by
Tenant and approved by Landlord in Landlord's sole and absolute discretion.

     "Wisconsin Facility" means each Facility located in the State of Wisconsin.

     1.5 Landlord As Agent. With respect to each Indiana Facility, Wisconsin
Facility, North Carolina Facility, Tennessee Facility and Texas Facility, each of HCRI-IN, HCRI-NC, HCRI-TN, HCRI-TX and HCRI-WI, respectively, appoints HCRI as its agent and lawful attorney-in-fact to act for it for all purposes and actions of Landlord under this Lease. All notices, consents, waivers and all other documents and instruments executed by HCRI pursuant to this Lease, and all notices from Tenant pursuant to this Lease, from time to time and all other actions of HCRI as Landlord under this Lease shall be binding upon HCRI-IN,
HCRI-NC, HCRI-TN, HCRI-TX and HCRI-WI, as applicable. All Rent payable under this Lease shall be paid to HCRI.

                                 ARTICLE 2: RENT

     2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term

                                      -10-

commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e., for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance. The Base Rent for the Renewal Term will be computed in accordance with ss.12.2.

     2.1.1 Base Rent Adjustment. If Landlord makes a Lease Advance after the
Effective Date, the Base Rent will be increased effective on the Payment Date based upon the applicable Lease Rate in effect on the Payment Date. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i]
continue to make installments of Base Rent according to the payment schedule existing on the Effective Date or according to the Rent Schedule in effect on the day before the Payment Date; and [ii] within 10 days following Landlord's issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the Lease Advance. On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent
Schedule.

     2.2 Increase of Lease Rate and Base Rent. Commencing on July 1, 2006 and on
each anniversary thereafter during the Term, including any Renewal Term and
Extended Term, (each such date shall be herein defined as "Rent Adjustment
Date") the Base Rent shall increase to an amount equal to the Base Rent for the prior Lease Year plus the lesser of (a) the Maximum Rent Adjustment (defined below), or (b) an amount determined by multiplying the Base Rent then in effect times a fraction, the numerator of which shall be the CPI Index on the applicable Rent Adjustment Date and the denominator of which shall be the CPI
Index on the preceding Rent Adjustment Date.

     If, for any Lease Year or any portion thereof, the Base Rent is adjusted in accordance with clause (b) above, then the difference between the Base Rent for such Lease Year, and the Base Rent for such Lease Year if adjusted in accordance with clause (a) above shall be referred to herein as the "Rent Shortfall". If, for any Lease Year, the Base Rent is adjusted in accordance with clause (a), then the difference between the Base Rent for such Lease Year and the Base Rent for such Lease Year if adjusted in accordance with clause (b), shall be referred to herein as the "Rent Surplus".

     Any Rent Surplus for a Lease Year shall be applied first to payment of the unpaid balance of any Rent Shortfalls for any previous Lease Years.

     As used herein, the "Maximum Rent Adjustment" shall be the Base Rent in any applicable year, which would result solely by multiplying, in each year, on the
Rent Adjustment Date, the Base Rent then in effect (as adjusted pursuant to this
ss.2.2 only) by 1.025.

     As used herein, the "CPI Index" shall mean and refer to the Consumer Price
Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average. All
items (1982-84-100) published by the Bureau of Labor Statistics of the U.S.
Department of Labor; provided that if compilation of the CPI Index in its present form and calculated on its present basis is

                                      -11-

discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI Index published by the Bureau of Labor statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI Index shall be used, such substitute index to be reasonably selected by Landlord. Until the CPI
Index is established, Tenant shall pay the Base Rent calculated in accordance with clause (a) above, and once the CPI Index for the Rent Adjustment Date of such Lease Year is published, the new Base Rent (as increased) shall be effective retroactively as of the Rent Adjustment Date with the remaining payments to be adjusted ratably.

     2.3 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the
"Additional Rent"). The Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

     2.4 Place of Payment of Rent. As of the Effective Date hereof, Tenant shall make all payments of Rent to Landlord by electronic wire transfer in accordance with wiring instructions provided to Tenant by Landlord from time to time.

     2.5 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set-off.

     2.6 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, recoupment, deferment or reduction of Rent, or set-off against the
Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking
(as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the
Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title (subject to the provisions of Article 10); [iii] any claim which
Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between
Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
[a] to modify, surrender or terminate this Lease or quit or surrender the Leased
Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be

                                      -12-

separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

     2.7 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                      ARTICLE 3: IMPOSITIONS AND UTILITIES

     3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all
Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with ss.3.7. Tenant shall deliver to Landlord [i] not more than 10 days after the due date of each Imposition, copies of the invoice for such
Imposition and the check delivered for payment thereof; and [ii] not more than
30 business days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to
Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by
Landlord due to an Event of Default shall be applied as provided in ss.8.8.
Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased
Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where
Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay or Landlord's obligation to refund its prorated share thereof shall survive such termination.

                                      -13-

     3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes
(including, without limitation, all capital stock and franchise taxes of
Landlord imposed by the State or any governmental entity in the State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the State because of Landlord's ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on
Tenant's operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all real property conveyance taxes, transfer fees, deed stamps and similar charges imposed by the State or any governmental entity in the State with respect to the conveyance of the Leased Property from Seller to Landlord (if applicable) and from Landlord to Tenant; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based on net income (whether denominated as a franchise or capital stock or other tax)
imposed on Landlord by any governmental entity other than as described in clause
[i] above.

     3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward prompt payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by
Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

     3.4 Utilities. Tenant shall pay, or cause to be paid, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to promptly pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities.
Landlord's receipt of such payments shall only be an accommodation to Tenant

                                      -14-

and the utility companies and shall not constitute rent or income to Landlord.
Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold
Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements unless the failure arises from
Landlord's failure to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under this section.

     3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release
Tenant from any of Tenant's obligations under this Lease unless Landlord has failed to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under ss.3.4 above.

     3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased
Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

     3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in
Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal
Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from
Landlord and from the Leased Property; [ii] neither the Leased Property nor any
Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to
Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a
Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by
Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal
Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by

                                      -15-

Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                              ARTICLE 4: INSURANCE

     4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased
Property against the following:

          (a) Loss or damage commonly covered by a "Special Form" policy insuring against physical loss or damage to the Improvements and Personal
Property, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2 per the ISO rating system) and sinkholes (if usually recommended in the area of the Leased
Property). The policy shall be in the amount of the full replacement value (as defined in ss.4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

          (b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased
Property, in commercially reasonable amounts acceptable to Landlord.

          (c) Consequential loss of rents and income coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least six months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

          (d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the
Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the
Improvements under all federal and private flood insurance programs.

          (e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

          (f) Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

                                      -16-

     4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

          (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than
$5,000,000.00 per occurrence.

          (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $1,000,000.00 per occurrence.

          (c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

          (d) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

          (e) Landlord acknowledges that, due to insurance market conditions,
Tenant has secured insurance coverage for the general liability and professional liability insurance through a self-funding insurance program, whereby Tenant assumes a $1,000,000.00 per claim self-insured retention with $5,000,000.00 annual aggregate insurance coverage over the self-insured retention amount.
Notwithstanding the terms and conditions set forth in ss.4.2, Landlord hereby
[i] waives any prior default or Event of Default as a result of Tenant's failure to comply with the insurance requirements of ss.4.2 of the Lease as a result of the self-funding insurance program, including without limitation, the ratings requirement and the policy's operation on a "claims made" rather than
"occurrence" basis; and [ii] consents to Tenant maintaining general liability and professional insurance through the self-funding insurance program, which may operate on a "claims made" rather than "occurrence" basis and may not comply with the ratings requirements of the Lease, provided Tenant [a] agrees to continue to review the availability of insurance in an attempt to find coverage which will comply with ss.4.2 (excluding ss.4.2(e)) and shall comply with ss.4.2
(excluding ss.4.2(e)) as and when such insurance coverage becomes generally available to operators of assisted living facilities owned by institutional landlords and similar to the Facilities at commercially reasonable rates; [b]
shall not modify (in any manner materially adverse to Landlord) or terminate the self-funding program without Landlord's prior written consent; [c] names
Landlord as the equivalent of an additional insured under the self-funding program; and [d] does not grant a securing interest in the self-funding program to any other entity, other than any other self-funding program certificate holder. Tenant shall otherwise comply with all applicable Legal Requirements regarding general

                                      -17-

liability and professional liability insurance and shall maintain traditional liability insurance (as opposed to the self-funding program) if so required by applicable law.

     4.3 Builder's Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy
("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if
Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The
Builder's Risk Policy shall include an endorsement permitting initial occupancy.

     4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

          (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

          (b) The carriers of all policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of IX or higher and shall be authorized to do insurance business in the State.

          (c) Tenant shall be the "named insured" and Landlord shall be an
"additional insured" on each liability policy. On all property and casualty policies, Landlord and Tenant shall be joint loss payees.

          (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

          (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or
Landlord will not invalidate the coverage of the other party, and provide that
Landlord shall not be responsible for payment of premiums.

          (f) All casualty loss adjustment shall require the written consent of
Landlord and Tenant, as their interests may appear.

          (g) At least 30 days prior to the expiration of each insurance policy,
Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of
Compliance (in the form delivered at the time of Closing) completed and signed by Tenant's insurance agent.

                                      -18-

     4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value.
If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased
Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

     4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this section, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

     4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

     4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

     4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i]
Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment of claims in excess of $50,000.00 shall require the consent of the mortgagee, which consent shall not be unreasonably withheld; and [iv] Tenant shall provide such other information and documents as may be reasonably required by the mortgagee.

                                      -19-

     4.10 Escrows. After an Event of Default occurs hereunder and until such
Event of Default is cured, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                              ARTICLE 5: INDEMNITY

     5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages
(including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in ss.8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property;
[iii] any acts, omissions, or negligence of Tenant or any person claiming under
Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors. Provided, however, that Tenant shall have no indemnity obligation with respect to matters, liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses caused by Landlord's gross negligence or willful misconduct. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding.

     5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against
Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes or materially prejudices
Tenant's defense of any such action.

     5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this
Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all

                                      -20-

expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

     5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

     5.2 Environmental Indemnity; Audits. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable attorneys' fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law.
Tenant's indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous
Materials first introduced to the Leased Property subsequent to the date that
Tenant's occupancy of the Leased Property shall have fully terminated; or [ii]
Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any
Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys' fees and costs.

     5.3 Limitation of Landlord's Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water
(including water from the elevator system), rain or snow from the Leased
Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control. The foregoing limitation does not apply to loss, injury, death or damage caused by Landlord's gross negligence or willful misconduct.

                    ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

     6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed

                                      -21-

ancillary uses, and for no other purpose without the prior written consent of
Landlord which consent shall not be unreasonably withheld. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the
Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of material surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

     6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v]
the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property.
LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF
THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE,
DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO
QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING
AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

     6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased
Property at all reasonable times to examine the condition thereof and accompanied by a representative of Tenant to the extent such a representative is available.

                   ARTICLE 7: MAINTENANCE AND MECHANICS' LIENS

     7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased
Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

     7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including

                                      -22-

structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the
Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of ss.16.4.

     7.3 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and, upon Landlord's request, Tenant shall post notices during construction or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property within 10 days after Tenant receives notice of the filing thereof; provided, however, that
Tenant shall have the right to contest in good faith and with due diligence the validity of any such lien upon furnishing such security or indemnity as may be reasonably required by Landlord. Tenant shall pay all Landlord's expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys' fees.

     7.4 Replacements of Fixtures and Landlord's Personal Property. Tenant shall not remove Fixtures and Landlord's Personal Property from the Leased Property except to replace the Fixtures and Landlord's Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of Landlord's Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord's Personal Property by equipment lease or by a security agreement and financing statement and, if the original cost of the equipment at any one Facility exceeds $50,000.00, Tenant must obtain the following: [i] Landlord's consent to the terms and conditions of the equipment lease or security agreement; and [ii] a nondisturbance agreement from the equipment lessor or lender upon terms and conditions reasonably acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b]
the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys'
fees and costs.

                                      -23-

                        ARTICLE 8: DEFAULTS AND REMEDIES

     8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

          (a) Tenant fails to pay in full any installment of Rent or any other monetary obligation payable by Tenant under this Lease (including the Option
Price) within three business days after Tenant is given written notice of such failure, which written notice shall be given, at Landlord's option, at any time after the expiration of 10 days from the date such payment is due; provided, however, that, if Tenant receives two notices of default during any one year period, regardless of any subsequent cure of such default, thereafter Landlord shall not be obligated to give Tenant written notice of any failure to make any such payments, and it shall be an Event of Default if Tenant fails to pay any installment of Rent or any other monetary obligation payable by Tenant under this Lease (including the Option Price) within 10 days after such payment is due.

          (b) Tenant, Subtenant or Entity Guarantor fails to comply with any covenant set forth in Article 14, ss.15.6, ss.15.7, ss.15.8 or Article 20 of
this Lease, to the extent such covenant is applicable to such entity; provided however, that, with respect to ss.15.7.2, the failure to maintain the Portfolio
Coverage Ratio as set forth therein shall be an Event of Default only if Tenant fails to provide and maintain a Letter of Credit in the Approved Amount, as provided for in ss.20.1 hereof, within 30 days after the due date for the delivery to Landlord of the financial report required pursuant to ss.15.3.1 that reveals Tenant's failure to comply with the Portfolio Coverage Ratio.

          (c) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to
Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 90 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of
ss.8.1.

          (d) Tenant or Subtenant abandons or vacates any Facility Property or any material part thereof or ceases to do business or ceases to exist for any reason for any one or more days except as a result of condemnation or casualty.

          (e) [i] The filing by Tenant Subtenant, or Entity Guarantor of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant, Subtenant or Entity
Guarantor within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against
Tenant, Subtenant or Entity Guarantor, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Subtenant or Entity
Guarantor; [iv] any assignment by Tenant, Subtenant or Entity Guarantor for the benefit of its creditors; [v] the entry by Tenant, Subtenant or Entity Guarantor

                                      -24-

into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Subtenant or
Entity Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws;
[vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant, Subtenant or Entity Guarantor (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

          (f) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property, Tenant, Subtenant or Entity Guarantor which affect the Leased Property or any part thereof, which is not dismissed for 60 days
(except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant, Subtenant or Entity Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant, Subtenant or Entity Guarantor is enjoined, restrained, or in any way prevented by court order (other than ex parte order) from conducting all or a substantial part of its business or affairs at the Leased Property; or
[vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased
Property or any property of Tenant, Subtenant or Entity Guarantor located at the
Leased Property and is not dismissed, discharged, or bonded-off within 30 days or is not otherwise addressed pursuant to ss.7.3.

          (g) Any material representation or warranty made by Tenant, Subtenant or Entity Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other material instrument furnished by Tenant, Subtenant or Entity Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

          (h) Tenant, Subtenant, Entity Guarantor or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, or Tenant or any Affiliate receives notice of acceleration of payment in connection with a default under any Material Obligation unless Tenant can demonstrate to Landlord that such acceleration will not cause Tenant to be in violation of ss.15.7, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness and obligations as they may be amended, modified, extended, or renewed from time to time.

          (i) Except as otherwise specifically permitted herein, the assignment, sublease or the occurrence of any other change in Tenant's leasehold interest in any of the Leased Property, which shall not include any change in Tenant's stock ownership.

          (j) The license to operate any Facility for the applicable Facility
Use, for the Facility or any other Government Authorization which is material to the operation of such

                                      -25-

Facility, is canceled, suspended or otherwise invalidated after expiration of any cure or appeal period, notice of impending revocation proceedings is received and Tenant or Subtenant fails to diligently contest such proceeding, or any reduction occurs in the number of licensed beds or units at any Facility in excess of 3%.

          (k) Notwithstanding anything in this ss.8.1 to the contrary, an Event of Default under [i] ss.8.1(b) (but only with respect to ss.15.7); [ii]
ss.8.1(c); [iii] ss.8.1(d); [iv] ss.8.1(f) (but only with respect to [v]
thereof); or [v] ss.8.1(j) (each a "Potential Event of Default") shall not constitute an Event of Default hereunder unless such Potential Event of Default negatively effects 5% or more of the total beds at the Leased Property. If the
Potential Event of Default negatively effects less than 5% of the total beds at the Leased Property, then Tenant shall have 90 days (in addition to any cure period set forth above) after the occurrence of the Potential Event of Default to cure such Potential Event of Default. If such Potential Event of Default is not cured within said 90-day period, then Tenant shall be obligated within 12 months thereafter to either [i] provide a substitute property for that portion of the Leased Property that caused the Potential Event of Default, which substitute property shall satisfy all of the Landlord's underwriting requirements, in Landlord's sole discretion, or [ii] acquire that portion of the
Leased Property which caused the Potential Event of Default at a price equal to the greater of Fair Market Value, as determined pursuant to ss.13.3 hereof or the Allocated Lease Amount for the Facility plus 10% of the Allocated Lease
Amount. The terms and conditions set forth in ss.13.4 hereof shall apply to any closing.

          (l) Any Guarantor of this Lease dissolves, terminates, or fails to comply with any covenant or requirement of such Guarantor set forth in this
Lease or in the Guaranty of such Guarantor.

     8.2 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

          (a) Landlord may re-enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased
Property for the account of Tenant at a commercially reasonable rate, holding
Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

          (b) Landlord may terminate this Lease by written notice to Tenant, exclude Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others at a commercially reasonable rate, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

          (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if this Lease had not been made, and in such event,
Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                                      -26-

          (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

          (e) Landlord may accelerate all of the unpaid Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

          (f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under the Commitment and this Lease, and may exercise all of Landlord's remedies set forth in the Commitment and this Lease.

          (g) With respect to the Collateral or any portion thereof and
Landlord's security interest therein, Landlord may exercise all of its rights as secured party under Article 9 of the Uniform Commercial Code as adopted in the
State. Landlord may sell the Collateral by public or private sale upon 10 days notice to Tenant. Tenant and Subtenant agree that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Landlord, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

          (h) Landlord may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Secured Obligations unless prohibited by law. Tenant and Subtenant appoint Landlord or its designee as attorney for Tenant or Subtenant with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant's or Subtenant's name or Landlord's name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign
Tenant's or Subtenant's name on any invoice or bill of lading relating to any
Receivable, drafts against account debtors, assignments and verifications of
Receivables, and notices to account debtors; [iii] to send verifications of
Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Landlord shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers provided Landlord's exercise of such power is commercially reasonable. At Landlord's option, Tenant and Subtenant shall [i]
provide Landlord a full accounting of all amounts received on account of
Receivables with such frequency and in such form as Landlord may require, either with or without applying all collections on Receivables in payment of the
Secured Obligations or [ii] deliver to Landlord on the day of receipt all such collections in the form received and duly endorsed by Tenant. At Landlord's request, Tenant and Subtenant shall institute any action or enter into any settlement determined by Landlord to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Landlord may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Landlord, thereby terminating Tenant's or Subtenant's authority to collect Receivables. After terminating Tenant's or Subtenant's authority to enforce or collect Receivables,
Landlord shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Landlord shall have the right to collect and enforce the Receivables. Prior to the occurrence of an
Event of Default, at Tenant's

                                      -27-

and Subtenant's cost and expense, but on behalf of Landlord and for Landlord's account, Tenant and Subtenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Landlord, but
Tenant may commingle such collections with Tenant's and Subtenant's own funds, until Tenant's or Subtenant's authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Landlord does not assume any of Tenant's or Subtenant's obligations under any Receivable, and Landlord shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Subtenant.

          (i) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

          (j) Landlord may terminate its obligation to disburse Lease Advances.

          (k) Landlord may enter and take possession of the Land or any portion thereof and one or more Facilities without terminating the Lease and complete renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints Landlord its lawful attorney-in-fact with full power to do any of the following: [i] complete renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Lease Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Lease Amount, to complete the Improvements; [iii]
make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title;
[vi] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and
[vii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to
Landlord or Landlord's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

     8.3 Right of Set-Off. After an Event of Default occurs hereunder and is continuing, Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of
Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

                                      -28-

     8.4 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within 10 days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in ss.8.6).

     8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date,
Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10-day grace period set forth in this section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

     8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of [i] 18.5% per annum; or [ii]
2.5% per annum above the Lease Rate then in effect (except that, to the extent this Lease is governed by Texas law, the Overdue Rate shall be 18.0% per annum);
provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this
Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to ss.8.5.

     8.7 Litigation; Attorneys' Fees. Within five days after Tenant has knowledge of any litigation or other proceeding that may be instituted against
Tenant that is material to the construction or operation of any Facility or that is material to Tenant's business or financial condition, against all or any portion of the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in all or any portion of the
Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of
Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in-house counsel or outside counsel; and [iii]
the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees payable by Tenant shall be deemed to be Additional
Rent under this Lease.

                                      -29-

     8.8 Escrows and Application of Payments. As security for the performance of the Secured Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies;
provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of
Default shall be applied to the Secured Obligations in the order which Landlord may determine.

     8.9 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity.
The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

                        ARTICLE 9: DAMAGE AND DESTRUCTION

     9.1 Notice of Casualty. If any Facility shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "Casualty"),
Tenant shall give written notice thereof to Landlord within three Business Days after the occurrence of the Casualty ("Casualty Notice"). Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty;
[iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased
Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and
[vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by
Landlord.

     9.2 Substantial Destruction.

     9.2.1 If any Facility's Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal
Term, Tenant shall promptly rebuild and restore such Improvements in accordance with ss.9.4 through ss.9.9 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed"
means any casualty resulting in the loss of use of 50% or more of the licensed beds or units at any one Facility.

     9.2.2 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant shall elect one of the following options: [i] to promptly rebuild in accordance with ss.9.4 through ss.9.9; [ii] to renew this Lease in accordance with ss.9.2.3 and promptly rebuild in accordance with ss.9.4 through ss.9.9 (except that Tenant shall not have this option if the Casualty occurs during the final 18 months of the final Renewal Term); or [iii] to exercise its option to purchase the Leased
Property under this Lease in

                                      -30-

accordance with ss.9.2.4. Tenant shall give notice ("Election Notice") of its election of one of the foregoing options within 30 days after the date of the
Casualty Notice. If Tenant fails to give Landlord the Election Notice within such 30-day period, Tenant shall be deemed to have elected to rebuild the damaged Leased Property. If Tenant elects to rebuild the damaged Leased Property but does not elect to renew this Lease for a Renewal Term in accordance with
ss.9.2.3, Tenant shall provide to Landlord with the Election Notice an estimate of the schedule to complete the restoration of the damaged Leased Property. If the estimate of time for completion of the restoration extends beyond the expiration date of the then current Term, Landlord and Tenant shall extend the current Term by mutual agreement in order to allow Tenant sufficient time to complete the restoration within the current Term. At the expiration of the extended current Term, Tenant may exercise its Renewal Option under Article 12
(unless the extended current Term was the final Renewal Term) or may exercise its Option to Purchase under Article 13.

     9.2.3 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term and Tenant elects to renew this Lease in its entirety by delivery of an Election Notice to such effect, this ss.9.2.3 shall apply. If Tenant so elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 15-year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's Election
Notice. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The damaged Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

     9.2.4 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Tenant elects to purchase the Leased Property under this Lease by delivery of any Election Notice to such effect, this ss.9.2.4 shall apply. The Option Price will be determined in accordance with ss.13.2 and the Fair Market Value will be determined in accordance with ss.13.3 except as otherwise provided in this section. For purposes of determining the Fair Market Value, the Leased Property will be valued as if it had been restored to be equal in value to the Leased Property existing immediately prior to the occurrence of the damage. All other terms of the option to purchase shall be in accordance with Article 13. Landlord shall hold the insurance proceeds until the closing of the purchase of the Leased
Property and at closing shall deliver the proceeds to Tenant.

     9.3 Partial Destruction. If any Facility's Improvements are not
substantially destroyed, then Tenant shall comply with the provisions of ss.9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

     9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for
Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of ss.16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and

                                      -31-

rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond
Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord's receipt of evidence satisfactory to Landlord that such payments are required in advance. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for
Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by
Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment due subcontractors until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to
Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

     9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant's repair, rebuilding or restoration under ss.9.4 in full, Tenant shall deposit with Landlord at Landlord's option, and within 20 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

     9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased
Property from any casualty whatsoever, whether or not insurable or insured against.

     9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the

                                      -32-

approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice,
Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

     9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith. With respect to any inspections by the architect or engineer employed by Landlord, Tenant shall pay no more than
$500.00 per day plus out of pocket expenses for travel, lodging, food and transportation.

     9.9 No Rent Abatement. Except to the extent that business interruption insurance proceeds are received by Landlord, Rent will not abate pending the repairs or rebuilding of the Leased Property.

                            ARTICLE 10: CONDEMNATION

     10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right
("Taking"), any entire Facility Property is taken, or so much of any Facility
Property is taken that the Facility Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will terminate with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Lease Amount shall be reduced by the Allocated Lease
Amount for such Facility Property and Rent hereunder shall be reduced accordingly unless there is only one Facility Property subject to this Lease in which case the Lease will terminate. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, except for damages awarded to Tenant as compensation for diminution in value of the leasehold of the Leased Property provided the award to Landlord is not less than the Allocated Lease Amount for the applicable Facility.

     10.2 Partial Taking. If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this
Lease will terminate as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly; [ii] at its cost, Tenant shall restore so much of the
Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to
Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other reasonable fees and costs incurred in connection with the obtaining of the

                                      -33-

award and amounts paid to the holders of mortgages granted by Tenant, and consented to by Landlord, secured by the Facility Property), or Tenant's actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with ss.ss.9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

     10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                          ARTICLE 11: TENANT'S PROPERTY

     11.1 Tenant's Property. Tenant shall install, place, and use on the Leased
Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord's Personal Property as may be required or as
Tenant may, from time to time, deem necessary or useful to operate the Leased
Property for its permitted purposes. All fixtures, furniture, equipment, vehicles, inventory, supplies and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

     11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

          (a) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

          (b) Tenant shall, at Tenant's sole cost and expense, keep Tenant's
Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property.

          (c) Tenant shall pay all taxes applicable to Tenant's Property.

          (d) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Tenant elects to purchase Leased Property pursuant to ss.9.2.2.

          (e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the
Leased Property for the Facility Uses (unless such items are being replaced by
Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                                      -34-

          (f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased
Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the
Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then
Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's
Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

          (g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $100,000.00, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with
Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from
Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys' fees and costs.

                           ARTICLE 12: RENEWAL OPTIONS

     12.1 Renewal Options. Tenant has the option to renew ("Renewal Option")
this Lease for one 15-year renewal term (each a "Renewal Term"). Tenant can exercise each Renewal Option only upon satisfaction of the following conditions:

          (a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of
Default, at the time Tenant exercises its Renewal Option nor on the date the
Renewal Term is to commence.

          (b) Tenant shall give Landlord irrevocable written notice of renewal
("Renewal Notice") no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] if applicable, three days after Tenant's delivery of the Election Notice as set forth in ss.9.2.2.

                                      -35-

     12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

          (a) Effective Date. Except as otherwise provided in ss.9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

          (b) Lease Amount. Effective as of the Renewal Date, a single Lease
Amount will be computed by summing all Lease Advance Amounts.

          (c) Lease Rate. Effective as of the Renewal Date, the Renewal Rate
will be the highest Lease Rate in effect during the last year of the Initial
Term plus the increase as set forth in ss.2.2 hereof ("Renewal Rate").

          (d) Base Rent. Effective as of the Renewal Date, the Base Rent will be changed to equal 1/12th of the product of [i] the Lease Amount on the Renewal
Date times [ii] the Renewal Rate.

          (e) Other Terms and Conditions. Except for the modifications set forth in this ss.12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term. The Lease Rate and Base Rent will increase annually as set forth in ss.2.2.

     12.3 Effect of Non-Renewal or Expiration of Lease. The following terms and conditions will be applicable if Tenant does not renew this Lease or exercise its Option to Purchase by the expiration date for the then current Term:

          (a) Extension of Current Term. The current Term will be extended (the
"Extended Term") for 180 days; provided, however, that the Extended Term will expire on such earlier date of the closing of the sale pursuant to the Option to
Purchase.

          (b) Lease Payments. During the Extended Term, Tenant shall continue to make monthly payments of Rent (including Base Rent) based upon the then existing
Lease Rate in effect.

                         ARTICLE 13: OPTION TO PURCHASE

     13.1 Option to Purchase. Landlord hereby grants to Tenant an option to purchase ("Option to Purchase") all of the Leased Property (but not any part thereof, except as provided in ss.13.7) in accordance with the terms and conditions of this Article 13. Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant's election to purchase the Leased
Property ("Purchase Notice") in accordance with the following:

          (a) During the Initial Term or any Renewal Term, Tenant must give a
Purchase Notice no earlier than the date which is 180 days, and no later than the date which is 90 days, prior to the expiration date of the then current Term of this Lease.

          (b) If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term, Tenant must give the Election

                                      -36-

Notice to exercise the Option to Purchase within 30 days after the date of the
Casualty Notice as set forth in ss.9.2.2.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with subparagraphs (a) - (b).

     13.2 Option Price. The option price ("Option Price") will be an amount equal to the greater of [i] the Lease Amount; or [ii] the Fair Market Value at
the time of the option exercise. In addition to the Option Price, Tenant shall pay all closing costs and expenses in connection with the transfer of the Leased
Property to Tenant, including, but not limited to, the following: [a] real property conveyance or transfer fees or deed stamps; [b] title search fees, title insurance commitment fees, and title insurance premiums; [c] survey fees;
[d] environmental assessment fees; [e] recording fees; [f] attorneys' fees of
Landlord's counsel; [g] fees of any escrow agent; and [h] all amounts, costs, expenses, charges, Additional Rent and other items payable by Tenant to
Landlord, including, but not limited to, enforcement costs as set forth in
ss.8.7.

     13.3 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

     13.3.1 The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the Purchase Notice. However, if the parties do not agree on the Fair Market Value within such 15-day period, the following provisions shall apply.

     13.3.2 Landlord and Tenant shall each give the other party notice of the name of a qualified MIA or SRA appraiser 15 days after giving of the Purchase
Notice. The two appraisers will then select a third appraiser within an additional five days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising assisted living and other health care properties substantially similar to the Leased Property. Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

     13.3.3 The Fair Market Value shall be determined by the appraisers within
60 days after the appointment of the appraisers as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

     The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost
     Approaches. Once the approaches are

                                      -37-

     completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

     INCOME APPROACH: This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets and shall use a management fee of 7%.

     SALES COMPARISON APPROACH: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

     COST APPROACH: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair
Market Value.

     13.3.4 In the event of any condemnation, similar taking or threat thereof with respect to any part of the Leased Property or any insured or partially insured casualty loss to any part of the Leased Property after Tenant has exercised an Option to Purchase, but before settlement, the Fair Market Value of the Leased Property shall be redetermined as provided in this ss.13.3 to give effect to such condemnation, taking or loss and shall take into account all available condemnation awards and insurance proceeds.

     13.3.5 Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

     13.4 Closing. The purchase of the Leased Property by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after the Fair Market Value of the Leased Property has been determined and the then expiring term of the Lease shall

                                      -38-

be extended on the same terms and conditions, if necessary, until the Closing
Date. At the closing, Tenant shall pay the Option Price and all closing costs in immediately available funds and Landlord shall convey title to the Leased
Property to Tenant or to Tenant's assignee by a recordable limited warranty deed subject only to Permitted Exceptions and encumbrances approved in writing by
Tenant and limited warranty bill of sale. The warranties provided for in such documents shall not be limited by any limitations upon Landlord's liability as provided in this Lease. Landlord shall also execute those affidavits reasonably required by the title company for the issuance of an owner's policy of title insurance.

     13.5 Failure to Close Option. If Tenant for any reason fails to purchase the Leased Property after Tenant has given the Purchase Notice other than as a result of Landlord's default or inability to fulfill its obligations hereunder, then Tenant shall pay Landlord all costs and expenses incurred by Landlord as a result of the failure to close, including costs of unwinding swap transactions or other interest rate protection devices and preparing for the closing. Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term
(including the Extended Term as set forth in ss.12.3).

     13.6 Failure to Exercise Option to Purchase and Renewal Option. If Tenant
for any reason does not exercise its Option to Purchase or Renewal Option in accordance with the terms and conditions of this Lease before the expiration of the then current Term, Tenant shall be deemed to have forfeited Tenant's right to exercise the Option to Purchase or Renewal Option respectively, at such time but shall not impact Tenant's right to exercise its Option to Purchase or
Renewal Option thereafter as herein provided, unless the Lease has terminated in which case Tenant shall have forfeited all of Tenant's rights to exercise the
Option to Purchase or Renewal Option, as the case may be.

     13.7 Early Option to Purchase Notwithstanding any provision to the contrary contained in this Article 13, provided no Event of Default has occurred and is continuing, then Tenant may from time to time exercise the Early Option to
Purchase with respect to some, or all, of the Underperforming Facilities during the period commencing on the Effective Date hereof and terminating 24 months thereafter (the "Early Option Period") subject to the same terms and conditions of this Article 13 except that [i] the required Purchase Notice shall be given at any time during the Early Option Period; [ii] the Option Price shall be equal to the allocated Lease Amount for each Underperforming Facility; [iii] the aggregate Option Price for the Underperforming Facilities for which Tenant has exercised the Early Option to Purchase shall not exceed $20,000,000.00, which amount shall include the aggregate Lease Amount or Investment Amount, as defined in an Affiliate Lease, allocated to each facility purchased by an Affiliate under an Affiliate Lease during the Early Option Period; [iv] the closing for each Underperforming Facility shall occur not later than 60 days after the
Purchase Notice provided during the Early Option Period; [v] no exercise or failure to exercise the Early Option to Purchase with respect to any or all
Underperforming Facilities shall result in any forfeiture or loss of Tenant's right to exercise the Option to Purchase or Renewal Option with respect to all of the Leased Property or remainder thereof; and [vi] following the closing for each Underperforming Facility, the Lease Amount shall be reduced by the net proceeds received by Landlord at such closing.

                                      -39-

                         ARTICLE 14: NEGATIVE COVENANTS

     Until the Secured Obligations shall have been performed in full, Tenant covenants and agrees that Tenant shall not do any of the following without the prior written consent of Landlord which consent shall not be unreasonably withheld:

     14.1 No Debt. Tenant shall not create, incur, assume, or permit to exist any indebtedness related to any Facility other than [i] trade debt incurred in the ordinary course of Tenant's business; [ii] the outstanding principal balance and all accrued and unpaid interest arising from indebtedness for Facility working capital purposes in an amount not to exceed $10,000,000.00 in the aggregate for all Facilities and all SALI Tenant, LLC Leases; [iii] indebtedness relating to the Letter of Credit; [iv] indebtedness that is secured by any
Permitted Lien; and [v] unsecured indebtedness that will not cause Tenant to be in violation of ss.15.7.

     14.2 No Liens. Tenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant related to any Facility, except for Permitted Liens.

     14.3 No Guaranties. INTENTIONALLY OMITTED.

     14.4 No Transfer. Tenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased
Property or any part thereof, except for transfers made in connection with any
Permitted Lien and transfers to an Affiliate.

     14.5 No Dissolution. Tenant or Entity Guarantor shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except for mergers, consolidations or other structural changes in Tenant that will [a] not cause Entity Guarantor to be in violation of
ss.15.7 or [b] not cause Landlord's then applicable loan covenants regarding operator concentration limits to be exceeded.

     14.6 [INTENTIONALLY OMITTED]

     14.7 [INTENTIONALLY OMITTED].

     14.8 Contracts. Tenant shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $150,000.00 shall not be considered
"material" for purposes of this paragraph.

     14.9 Subordination of Payments to Affiliates. After the occurrence of an
Event of Default and until such Event of Default is cured, Tenant shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any

                                      -40-

Affiliate, or any shareholder, member or partner of Tenant or any Affiliate, except for ordinary payroll.

     14.10 Change of Location or Name. Tenant shall not change any of the following without giving Landlord at least 60 days' advance written notice: [i]
the location of the principal place of business or chief executive office of
Tenant, or any office where any of Tenant's books and records are maintained; or
[ii] the name under which Tenant conducts any of its business or operations.

                        ARTICLE 15: AFFIRMATIVE COVENANTS

     15.1 Perform Obligations. Tenant and Subtenant shall each perform all of its obligations under this Lease, the Government Authorizations, the Permitted
Exceptions, and all Legal Requirements.

     15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful
Tenant's construction, occupancy, maintenance, or operation of any Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

     15.3 Documents and Information.

     15.3.1 Furnish Documents. Tenant shall periodically during the term of the
Lease deliver to Landlord the Annual Financial Statements and other documents described on Exhibit E within the specified time periods. With each delivery of
Annual Financial Statements and Periodic Financial Statements to Landlord,
Tenant shall also deliver to Landlord a certificate signed by the Chief
Financial Officer of Tenant, an Annual Facility Financial Report or Quarterly
Facility Financial Report, as applicable, and a Quarterly Facility Accounts
Receivable Aging Report all in the form of Exhibit F. In addition, Tenant shall deliver to Landlord the applicable Annual Facility Financial Report and the applicable Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 90 days after the end of each fiscal year.

     15.3.2 Furnish Information. Tenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as
Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other material agreement (provided that for purposes of this section, material agreement includes, without limitation, any agreement relating to a Material Obligation or any agreement necessary for the operation of the Facility as then conducted, such as the provider agreement), and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records

                                      -41-

regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v]
permit Landlord to copy and make abstracts from any and all of said books and records.

     15.3.3 Further Assurances and Information. Tenant shall, on request of
Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease.
Within 15 days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or any Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant's Certificate and Facility
Financial Report in the form of Exhibit F.

     15.3.4 Material Communications. Tenant shall transmit to Landlord, within five Business Days after receipt thereof, any material communication affecting a
Facility, this Lease, the Legal Requirements or the Government Authorizations,
and Tenant will promptly respond to Landlord's inquiry with respect to such information. Tenant shall promptly notify Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant or the Facility that may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein. Without otherwise limiting the term "material" as used in the preceding sentence, any litigation or proceeding involving a claim of $50,000.00 or more or involving a threatened or alleged violation of an Environmental Law shall be deemed to be material.

     15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to
Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv]
the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion, except to the extent such opinion references a change in treatment made in accordance with generally accepted accounting principles.

     15.3.6 Confidentiality. Landlord shall use reasonable efforts not to disclose the information provided by Tenant under this ss.15.3; provided, however, that Landlord may disclose such information to any person or entity to whom Landlord is required to make such disclosure; to governmental authorities;
and to any other person or entity having a legitimate business interest in the
Landlord, including, but not limited to, regulators, auditors, accountants, attorneys, investors, underwriters, rating agencies, bond or surety companies, and lenders of Landlord (including, but not limited to, collateral pool lenders and line of credit lenders).

     15.4 Compliance With Laws. Tenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or

                                      -42-

imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

     15.5 Broker's Commission. Tenant and Landlord shall indemnify each other from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord or
Tenant in connection with any such claims (including attorneys' fees).

     15.6 Existence and Change in Control. Tenant or any entity into which
Tenant is merged shall maintain its existence throughout the term of this Lease.

     15.7 Financial Covenants. The defined terms used in this section are defined in ss.15.7.1. The following financial covenants shall be met throughout the term of this Lease:

     15.7.1 Definitions.

          (a) "Net Worth" means consolidated stockholder's equity as determined in accordance with GAAP.

          (b) "Portfolio Cash Flow" means the aggregate net income arising from all Facilities under this Lease as reflected on the Facility Financial Statement of each Facility plus [i] the amount of the provision for depreciation and amortization; [ii] the amount of the provision for management fees; plus [iii]
the amount of the provision for income taxes; plus [iv] the amount of the provision for Rent payments and interest and lease payments, if any, relating to the Facilities; minus [v] an imputed management fee equal to 5% of revenues of the Facilities (net of contractual allowances); and minus [vi] an imputed replacement reserve of $300.00 per unit at the Facilities, per year.

          (c) "Portfolio Coverage Ratio" is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Rent payments under this Lease and all other debt service and lease payments relating to the Facilities for the applicable period.

     15.7.2 Portfolio Coverage Ratio. Tenant shall maintain for each fiscal quarter for the year a Portfolio Coverage Ratio of not less than 1.20 to 1.00.

     15.7.3 Net Worth. Entity Guarantor shall maintain a Net Worth of not less than $400,000,000.00.

     15.7.4 Current Ratio. [INTENTIONALLY OMITTED].

     15.7.5 Debt to Equity Ratio. [INTENTIONALLY OMITTED].

     15.7.6 Working Capital. Tenant shall maintain available working capital for each Facility in the amount not less than $100,000.00.

                                      -43-

     15.8 Transfer of License and Facility Operations. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, or if Tenant vacates the Leased Property or any part thereof without termination of this
Lease, Tenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the applicable Facility license and Government Authorizations to an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

            ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

     16.1 Prohibition on Alterations and Improvements. Except for Permitted
Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

     16.2 Approval of Alterations. If Tenant desires to perform any Permitted
Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord
(collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Provided Tenant has given Landlord written notice at the time of delivery of the Plans and
Specifications of the effect of Landlord's failure to respond, Landlord's failure to respond within 60 days of receipt of Plans and Specifications shall be deemed to constitute Landlord's approval. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by
Landlord in reviewing and, if required, approving or disapproving the Plans and
Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of ss.16.4 in making any Permitted Alterations.

     16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under
ss.7.2; [iii] Alterations having a total cost of less than $100,000.00; or [iv]
repairs, rebuilding and restoration required or undertaken pursuant to ss.9.4.

     16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

          (a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

          (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

                                      -44-

          (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased
Property, and shall be free and clear of all mechanic's liens.

          (d) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

          (e) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

          (f) Tenant shall, not later than 60 days after completion of the
Permitted Alterations, deliver to Landlord a revised "as-built" survey of the
Leased Property if the Permitted Alterations altered the Land or "footprint" of the Improvements and an "as-built" set of Plans and Specifications for the
Permitted Alterations in form and substance satisfactory to Landlord.

          (g) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this section. The fee for Landlord's consulting engineer is $500.00 per day plus out-of-pocket expenses for travel, lodging, food and transportation.

     16.5 Ownership and Removal of Permitted Alterations. The Permitted
Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

     16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this
Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                             ARTICLE 17: [RESERVED]

               ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

     18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that
Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublease, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased
Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion, except as

                                      -45-

otherwise specifically provided for in this Lease; provided, however, that
Landlord's consent shall not be required for the sublease of 750 square feet or less at a Facility for ancillary services to be provided to residents of the
Facility. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law (other than as a result of mergers, consolidation or other structured changes in Tenant that will not cause Tenant to be in violation of ss.15.7);
[ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; and [iii] an arrangement
(including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased
Property by anyone other than Tenant or any other permitted manager. Landlord's consent to any assignment or sublease will not release Tenant (or any guarantor)
from its payment and performance obligations under this Lease, but rather
Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of Landlord will be void at Landlord's option.
Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Subject to the foregoing and ss.18.2, Landlord shall consent to a sublease of any Facility or a management agreement, provided the sublessee or manager is an Affiliate, the execution of the sublease or management agreement does not result in a lapse in licensure, the sublessee becomes a guarantor under this Lease and the manager enters into a collateral assignment of management agreement on terms acceptable to manager and Landlord.

     18.2 Requests for Landlord's Consent to Assignment, Sublease or Management
Agreement. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased
Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this
Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at
Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to
Landlord until such default has been cured. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased
Property. Tenant shall, at the request of Landlord, execute such other instruments or

                                      -46-

documents as Landlord may request to evidence this collateral assignment. If
Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i]
a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment,
Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $1,500.00; and [iv] Landlord has received reimbursement from Tenant or the assignee for all reasonable attorneys'
fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment.

     18.3 Agreements with Residents. Notwithstanding ss.18.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services (a single payment to provide services for the remainder of occupant's life); [ii] Tenant may not collect rent for more than one month in advance except that Tenant may collect security deposits in an amount that does not exceed two months rent; and [iii] all residents of the
Leased Property are accurately shown in Tenant's accounting records for the
Facility.

     18.4 Sale of Leased Property. If Landlord or any subsequent owner of the
Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased
Property, and Tenant will look solely to the purchaser for the performance of those agreements. Landlord shall remain liable to Tenant for any breach of this
Lease by Landlord that occurs during the period of Landlord's ownership of the
Leased Property. For purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of
Landlord or any subsequent owner of the Leased Property.

     18.5 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.

                       ARTICLE 19: HOLDOVER AND SURRENDER

     19.1 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property or any part thereof after the expiration of the Term or earlier termination of this Lease
(other than pursuant to Tenant's purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by
Landlord by giving Tenant 10 days written notice, and at any time thereafter
Landlord may re-enter and take possession of the Leased Property.

     19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the
Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by

                                      -47-

Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the
Commencement Date.

                          ARTICLE 20: LETTER OF CREDIT

     20.1 Terms of Letter of Credit. As of the Effective Date, Tenant is not
obligated to provide a Letter of Credit under the terms of this Lease at
Closing. However, if from time to time Tenant fails to maintain the Portfolio
Coverage Ratio as set forth in ss.15.7.2, then Tenant shall have the option to provide one or more Letters of Credit in the Approved Amount, as hereinafter defined. If Tenant provides a Letter of Credit in the Approved Amount, such
Letter of Credit shall be released if and when the Portfolio Coverage Ratio is achieved for four consecutive quarters, provided that, at the end of such four consecutive quarters, there is no outstanding uncured Event of Default then existing. In the event Tenant provides the Letter of Credit and prior to its release as hereinbefore provided, Tenant shall maintain the Letter of Credit in favor of Landlord until the Secured Obligations are performed in full. The
Letter of Credit shall permit partial draws and shall permit drawing upon presentation of a draft drawn on the issuer and a certificate signed by Landlord stating that an Event of Default has occurred under this Lease and the applicable notice and cure periods have elapsed. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the
Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period. For purposes of this ss.20.1, the "Approved Amount" for the Letter of
Credit shall be an amount equal to the then existing difference between [i]
EBITDAR required to achieve the required Portfolio Coverage Ratio; and [ii]
actual EBITDAR, as said amount may change from time to time, but in no event greater than $1,000,000.00.

     20.2 Replacement Letter of Credit. Tenant shall provide a replacement
Letter of Credit which satisfies the requirements of ss.20.1 from an Issuer acceptable to Landlord within 30 days after the occurrence of any of the following: [i] Landlord gives Tenant notice of Landlord's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Lace Financial
Service Rating of the Issuer is less than a "C+" (or comparable rating from a comparable rating entity if Lace Financial Service should cease providing such ratings); or [iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or
Issuer's filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.
Tenant's failure to comply with the requirements of this section shall be an immediate Event of Default without any notice (other than as provided for in this section), cure or grace period. Upon such Event of Default, after expiration of applicable notice and cure provisions as herein provided, Landlord shall be entitled to draw upon the Letter of Credit and Landlord may, solely at its option and without any obligation to do so, require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord with the Letter of Credit proceeds made available to Tenant solely to secure Tenant's reimbursement obligation for the replacement Letter of Credit.

                                      -48-

     20.3 Draws. Landlord may draw under the Letter of Credit upon the occurrence of an Event of Default hereunder after expiration of applicable notice and cure provisions as herein provided. Any such draw shall not cure an
Event of Default. The proceeds from the Letter of Credit ("LC Proceeds") shall be the sole property of Landlord and may be used, retained and invested by
Landlord without restriction or limitation. Landlord shall have no obligation to account for its use of the LC Proceeds and Tenant shall have no interest in or claim against the LC Proceeds. Landlord shall have the right and option, but not the obligation, to apply all or any portion of the LC Proceeds to pay all or any portion of [i] all Rent and other charges and expenses payable by Tenant under this Lease; plus [ii] all reasonable expenses and costs incurred by Landlord in enforcing or preserving Landlord's rights under this Lease or any security for the Lease, including, without limitation, [a] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [b] attorney, paralegal, consulting and witness fees and disbursements; and [c] the expenses, including, without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

     20.4 Partial Draws. Upon the occurrence of a monetary Event of Default under this Lease, Landlord may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of Tenant's monetary obligations under this Lease then past due. If Landlord then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of
Tenant's monetary obligations then past due, Tenant shall, within 10 days after notice from Landlord of such partial draw and payment, cause the amount of the
Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Tenant's failure to comply with the requirements of this section shall be an immediate Event of Default under the Lease Documents without any notice
(other than as provided for in this section), cure or grace period. Landlord's rights under this ss.20.4 are in addition to, and not in limitation of,
Landlord's rights under ss.20.3.

     20.5 Substitute Letter of Credit. Tenant may, from time to time, deliver to
Landlord a substitute Letter of Credit meeting the requirements of this Lease and issued by an Issuer acceptable to Landlord. Upon Landlord's approval of the substitute Letter of Credit, Landlord shall release the previous Letter of
Credit to Tenant.

     20.6 Retention of Letter of Credit. Upon termination of this Lease due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, Landlord shall be entitled to hold the Letter of Credit until the Secured Obligations are performed in full or are released by Landlord.

           ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND
                              ESTOPPEL CERTIFICATES

     21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord.

                                      -49-

     21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased
Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize
Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased
Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an
Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as
Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints
Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

     21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in ss.21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance;
[ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease provided Tenant has knowledge that Landlord's interest has been transferred and that such successor in interests consent is required; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of
Rent against Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment.
If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

                                      -50-

     21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid;
[iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of
Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] to Tenant's knowledge, neither
Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] to
Tenant's knowledge, Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as
Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within the time period specified in Landlord's transmittal of the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                   ARTICLE 22: REPRESENTATIONS AND WARRANTIES

     [INTENTIONALLY OMITTED]

                           ARTICLE 23: FUTURE PROJECTS

     23.1 INTENTIONALLY OMITTED.

                          ARTICLE 24: SECURITY INTEREST

     24.1 Collateral. Tenant hereby grants to each Landlord a security interest in the following described property, whether now owned or hereafter acquired by
Tenant (the "Collateral"), to secure the payment and performance of the Secured
Obligations:

          (a) All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as "equipment," "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code
as adopted in the State) and any leasehold interest of Tenant in any of the foregoing (except for any leasehold interest in property owned by Landlord), now or hereafter located in or on or used or usable in connection with the Land,
Improvements, or Fixtures and replacements, additions, and accessions thereto, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into an Improvement or
Fixture.

                                      -51-

          (b) All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper", are defined for purposes of Article 9] now or hereafter arising in connection with the business located in or on or used or usable in connection with the Land, Improvements, or
Fixtures, and replacements, additions, and accessions thereto.

          (c) All franchises, permits, licenses, operating rights,
certifications, approvals, consents, authorizations and other general intangibles regarding the use, occupancy or operation of the Improvements, or any part thereof, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

          (d) Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction or operation of the Improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

          (e) All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property or otherwise used or usable in connection with the
Land and Improvements.

          (f) The products and proceeds of the preceding listed property, including, without limitation, cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

     24.2 Additional Documents. At the request of Landlord, Tenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest.
Tenant hereby irrevocably appoints Landlord, its successors and assigns, as
Tenant's attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable.

     24.3 Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord and
Tenant agree that the giving of five days notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant's notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant waives any other notice with respect thereto.

                            ARTICLE 25: MISCELLANEOUS

     25.1 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by
[i] personal delivery; [ii] United States mail, postage prepaid; or [iii]
nationally recognized overnight courier; provided, however, that any notice of an Event of Default shall be served by (I) personal delivery; (II) certified
United States mail, postage prepaid, return receipt requested; or (III)
nationally recognized overnight courier.

                                      -52-

A copy of any notice given to Tenant shall be sent to [i] Brookdale Senior
Living Inc., 330 N. Wabash Avenue, Suite 1400, Chicago, Illinois 60611,
Attention: Deborah C. Paskin, Esq. and to [ii] Miriam J. Dent, Esq., Rogers &
Hardin, 229 Peachtree Street, N.E., 2700 International Tower, Peachtree Center,
Atlanta, Georgia 30303, but the failure to give the notice required by this sentence shall not affect the validity or effectiveness of the notices to Tenant hereunder. All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after mailing or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord or
Tenant may change its notice address at any time by giving the other party notice of such change.

     25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this
Lease, or Tenant has not exercised its Option to Purchase, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

     25.3 Entire Agreement. The Commitment and this Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter hereof.
No representations, warranties, and agreements have been made by Landlord except as set forth in the Commitment and this Lease. If there is any direct conflict between the terms and provisions of the Commitment and the terms of this Lease, this Lease shall govern. Tenant hereby reaffirms the Commitment and all provisions thereof. The Commitment shall survive the execution of this Lease.

     25.4 Severability. If any term or provision of this Lease is held to be invalid or unenforceable, such holding shall not affect the remainder of this
Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of
the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

     25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     25.6 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

     25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord.

     25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a

                                      -53-

waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

     25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

     25.10 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default or upon [ii] termination of the Lease, Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act for Tenant in Tenant's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents or things to effect the issuance, transfer, reinstatement, renewal and/or extension of any and all Governmental Authorizations issued to Tenant or applied for by Tenant in connection with Tenant's operation of the Facility, to permit any transferee to operate the Facility under the Governmental
Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as
Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of
Tenant's Obligations. Except in the case of an emergency, Landlord shall give
Tenant three Business Days prior written notice before acting on behalf of
Tenant pursuant to this power of attorney.

     25.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the
Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and
Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

     25.12 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant except for the automatic extension of the Term pursuant to ss.1.3. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord's consent to any change in ownership, merger or consolidation of Tenant, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request,
Tenant shall pay to Landlord a fee in the amount of $1,500.00 and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of
Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

                                      -54-

     25.13 Landlord's Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies
(REMICS). If any mortgage lender of Landlord desires any modification of this
Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable in
Tenant's reasonable discretion provided such modification does not materially diminish Tenant's rights under the Lease.

     25.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this
Lease on account of Tenant's default will not work a merger, and will, at
Landlord's option, terminate any subleases or operate as an assignment to
Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

     25.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

     25.16 Limitation on Tenant's Recourse. Tenant's sole recourse against
Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property.
Tenant will not have any right to satisfy any judgment which it may have against
Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

     25.17 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors.
Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either
Landlord or Tenant merely because of their efforts in preparing it.

     25.18 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

     25.19 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

     25.20 Landlord's Status as a REIT. Tenant acknowledges that Landlord (or a
Landlord Affiliate) has elected and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

     25.21 Exhibits. All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

                                      -55-

     25.22 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER
ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED
PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD
COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF TRENT, TENANT WILL NOT
INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH
PROCEEDING.

     25.23 CONSENT TO JURISDICTION. TENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT
TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING
JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS
LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING
FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT
EXECUTED BY TENANT IN CONNECTION WITH THIS LEASE. TENANT HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT TENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN
INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT
AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT
OR IN ANY OTHER MANNER PROVIDED BY LAW.

     TENANT AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST
LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD,
CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE
OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING
JURISDICTION OVER LUCAS COUNTY, OHIO OR MILWAUKEE COUNTY, WISCONSIN.

     TENANT HEREBY CONSENTS TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND
IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR
LANDLORD'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR
LANDLORD'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT OR THE
PROPERTY OF TENANT IN THE COURTS OF ANY OTHER JURISDICTION.

     25.24 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging,

                                      -56-

travel, and attendance at meetings, hearings, depositions, and trials; and [e]
consulting and witness fees incurred by Landlord in connection with any litigation or other proceeding.

     25.25 Survival. The following provisions shall survive termination of the
Lease: Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction);
Article 10 (Condemnation); ss.15.3.6 (Confidentiality); ss.15.8 (Transfer of
License and Facility Operations); Article 19 (Holdover and Surrender); ss.20.6
(Retention of Letter of Credit) and ss.25.25 (Survival).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                      -57-

     IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged in the presence of:  HEALTH CARE REIT, INC.

Signature   /s/ Rita J. Rogge                By: /s/ Erin C. Ibele
            ------------------------------       ------------------------------
Print Name      Rita J. Rogge                Title: Senior Vice President -
                                                    Administration And
                                                    Corporate Secretary
Signature   /s/ Kathleen A. Sullivan
            ------------------------------
Print Name      Kathleen  A. Sullivan

                                             HCRI INDIANA PROPERTIES, LLC

                                             By: Health Care REIT, Inc., Member
Signature   /s/ Rita J. Rogge
            ------------------------------   By: /s/ Erin C. Ibele
Print Name      Rita J. Rogge                    ------------------------------
                                             Title: Senior Vice President -
                                                    Administration And
Signature   /s/ Kathleen A. Sullivan                Corporate Secretary
            ------------------------------
Print Name      Kathleen A. Sullivan

                                             HCRI NORTH CAROLINA PROPERTIES III,
                                             LIMITED PARTNERSHIP

                                             By: HCRI North Carolina
                                                 Properties II, Inc., its
Signature   /s/ Rita J. Rogge                    General Partner
            ------------------------------
Print Name      Rita J. Rogge                By: /s/ Erin C. Ibele
                                                 ------------------------------
                                             Title: Senior Vice President -
Signature   /s/ Kathleen A. Sullivan                Administration And Corporate
            ------------------------------          Secretary
Print Name      Kathleen A. Sullivan

                                             HCRI TENNESSEE PROPERTIES, INC.

Signature   /s/ Rita J. Rogge                By: /s/ Erin C. Ibele
            ------------------------------       ------------------------------
Print Name      Rita J. Rogge                Title: Senior Vice President -
                                                    Administration And
                                                    Corporate Secretary
Signature   /s/ Kathleen A. Sullivan
            ------------------------------
Print Name      Kathleen A. Sullivan

                                           HCRI TEXAS PROPERTIES, LTD.

                                           By: Health Care REIT, Inc., its
                                               General Partner

                                           By: /s/ Erin C. Ibele
Signature   /s/ Rita J. Rogge                  --------------------------------
            ----------------------------   Title: Senior Vice President -
Print Name      Rita J. Rogge                     Administration And Corporate
                                                  Secretary

Signature   /s/ Kathleen A. Sullivan
            ----------------------------
Print Name      Kathleen A. Sullivan

                                           HCRI WISCONSIN PROPERTIES, LLC

                                           By: Health Care REIT, Inc., Member

Signature   /s/ Rita J. Rogge              By: /s/ Erin C. Ibele
            ----------------------------       --------------------------------
Print Name      Rita J. Rogge              Title: Senior Vice President -
                                                  Administration And Corporate
                                                  Secretary

Signature   /s/ Kathleen A. Sullivan
            ----------------------------
Print Name      Kathleen A. Sullivan

                                           ALTERRA HEALTHCARE CORPORATION

Signature                                  By: /s/ Kristin A. Ferge
            ----------------------------       --------------------------------
Print Name
            ----------------------------   Title: VP
                                                  -----------------------------
Signature
            ----------------------------   Tax I.D. No.:
Print Name                                               ----------------------
            ----------------------------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF OHIO        )
                     ) SS:
COUNTY OF LUCAS      )

     The foregoing instrument was acknowledged before me this 3rd day of
______April____, 2006 by ___Erin C. Ibele____________, the __Senior Vice
President - Administration and Corporate Secretary__ of Health Care REIT, Inc.,
a Delaware corporation and the sole member of HCRI Indiana Properties, LLC, a limited liability company organized under the laws of the State of Indiana on behalf of the limited liability company.

                                                  /s/ Rita J. Rogge
                                                  ------------------------------
                                                      Notary Public

My Commission Expires: 8/26/10                                            [SEAL]
                       -------

STATE OF ______________  )
                         ) SS:
COUNTY OF _____________  )

     The foregoing instrument was acknowledged before me this ___ day of
_______________, 2006 by _________________________, the
_________________________ of Alterra Healthcare Corporation, a Delaware
corporation, on behalf of the corporation.

                                                  ------------------------------
                                                  Notary Public

My Commission Expires:                                                    [SEAL]
                      -------------

THIS INSTRUMENT PREPARED BY:

OKSANA M. LUDD, ESQ.
SHUMAKER, LOOP & KENDRICK, LLP
1000 JACKSON
TOLEDO, OHIO 43624